Exhibit 3.6

3 (Requester's Name) ( Address ) 300335131583 (Address) (City/State/Zip/Phone #) D PICK - UP D WAIT D MAIL (Business Entity Name) (Document Number) Certified Copies _ Certificates of Status _ Special Instruct ions to Filing Officer : • ,.. " c: : " :, C) C") - .; I f'0 Office Use Only C . . .. . l :...· 1 , · . · - :1

COVER LE"IT ER · TO: Amendment Section Divisilln of Corporations NAMF. OF CORPORATION: - A l - lie d - E n - e r - gy . - I n c - . ------------------ U OC U M ENT NUMBER : - P 0 - 6 0 0 - 0 0 - 9 4 - 56 3 ---------------------- The enclosed ltrti.cla of !tnundmenl and fee are submitted for filing. Please return all correspondence concerning this matter to the foUo wing : Angela Collette Name of Contact Person Allied Energy . Inc . Firm/ Company 2544 Route 534 Addr e ss Albrightsvillc . PA 18210 City/ State and Zip Code any4dcfense@aol .com E - mail address: (to be used for future an nual report notification) For further information concerning this matter , please call: _, 1 \ ngela Collette at.._ 3 _ 2 _ 1 216 - 7500 __ Name of Contact Persoo Area Code & Daytime Telephone Number Enclosed is a check for the following amowit made payable to the Florida Department of State: 0 $35 Filing Fee 0S43.75 Filing Fee & Certificate of Status iiS43.75 Filing Fee & Certified Copy (Addi:ional copy is enclosed) 0 $52 . 50 Filing Fee Certificate of Status Certified Copy (Additional Copy i s enclosed) Mailing Add s Amendment Section Division of Corporations P . O . Box 632 7 Tallahassee, FL 32314 Street Address Amendment Section Division of Corporations Clifton Building 2661 Executive Center Circle Tallahassee. FL 3230l

Articles of Amendment
to
Articles of Incorporation
of

2019 OCT -2 PM 5:45

Allied Energy, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P06000094563

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

N/A *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

2544 Route 534
Albrightsville, PA 18210

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

N/A

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent: Registered Agent Inc.

7901 4th St N. STE 300
(Florida street address)

New Registered Office Address: St. Petersburg *(City)*, Florida 33702 *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Bill Howe

Signature of New Registered Agent, if changing

Page 1 of 4

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change. Mike Jones leaves the corporation. Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ___ Change / ___ Add / X Remove	CEO	Scott Harris	2427 Russellville RD, Bowling Green, KY 42101
2) ___ Change / ___ Add / x Remove	P	Scott Harris	2427 Russellville RD, Bowling Green, KY 42101
3) ___ Change / ___ Add / x Remove	S	Kerry D. Pogue	2427 Russellville RD, Bowling Green, KY 42101
4) ___ Change / ___ Add / x Remove	D	Scott A. Harris	2427 Russellville RD, Bowling Green, KY 42101
5) ___ Change / ___ Add / x Remove	D	Richard Muller	2427 Russellville RD, Bowling Green, KY 42101
6) ___ Change / x Add / ___ Remove	D	Angela Collettee	28325 Utica RD, Roseville, MI 48066

Page 2 of 4

E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary*). *(Be specific)*

Article IV is hereby deleted in its enirety and replaced as follows:

The number of shares of stock is: 10,000,000,000 ($0.001 par value) common shares and 10,000,000 ($0.001 per value) preferred shares.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

The designation of voting rights of Series A Preferred Stock, which has 100,000 shares designated, shall be changed to each share shall have 2 votes on all matters presented to be voted by the holders of the common stock.

Page 3 of 4

Scptcml:cr 25, 2019 Thedate of each amendmeot(s) adoption: ----------------------- , if other than t11e date this document was signed . F.:ff«tive date if nppljcable: (no mere than 90 days after ame11dmen1 file daie) Nute: If the date inserted in this block does not meet the app l i cab le statutory filing requirements, this datr willh o t be listed as the document's effective date on the Department of State ' s records. ' Adoption of Amendment(s) (CHECK ONE ) D The amendmcnc(s) was/were adopted by the shareholder,. The nwnbec of voles cast for the amcndmcnt( s ) by the shareholders was/were sufficient fur approval. D The amcndmcnt(s) was/were approved by the sharchol through voting groups. T Jollowing staremen1 must he .u:paratel_v provit:kd for each voting group entitled to vore separaJely on the amerulmem(s): "The number of votes cast for the amcndment( s) was/were sufficient for approval ( voting group) Iii The amendment(s) was/were adopted by the board of directors without shareholder action an<l shareholder action was not requ ired . 0 The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required. Dated September 25, 2019 _ """"" " ( Dy h a director , presiden t or o s or officers have not been selected., by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary) Angela Colletr.ec (Typed o r printed name of person signing) Re cei ver (fide of person signing) Page 4 of 4